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Exhibit 99.1

SAN RAFAEL BANCORP

851 Irwin Street
San Rafael, CA 94901
(415) 454-1212

January 13, 2004
Contact: Mark Garwood, President Tamalpais Bank 415 454-1212

For Immediate Release

San Rafael Bancorp Reports Record Fourth Quarter and Full Year Earnings,

Announces Business Expansions, and Projects 2004 Earnings

        San Rafael Bancorp ("Company") and its subsidiary, Tamalpais Bank ("Bank"), reported record fourth quarter and full year earnings and continued growth in total assets, loans, and deposits. The Company's net income of $658,000, equivalent to $0.21 diluted earnings per share, for the quarter ended December 31, 2003 was an increase of 5% compared to net income of $639 thousand, or $0.20 diluted earnings per share, for the same period in 2002. The Company produced a return on average equity of 19.41% for the quarter ended December 31, 2003, compared to a return on average equity of 23.32% for the same period in 2002.

        For the year ended December 31, 2003, the Company reported record net income of $2.73 million, or $0.85 per diluted share, compared with net income of $2.07 million, or $0.65 per diluted share, for the full year 2002. These results were an increase of 30.7% in earnings per share compared to the year ended December 31, 2002, and a 31.8% increase in net income compared to a year earlier. For the year ended December 31, 2003 the Company produced a return on average equity of 21.79% compared to a return on average equity of 20.54% for the full year of 2002.

        The total assets of the Company increased to an all time high of $302 million as of December 31, 2003, up 13% from $268 million in total assets as of December 31, 2002. For the year ended December 31, 2003, the Company's loans grew by $71 million (41%) to $246 million, deposits increased by $32 million (18%) to $208 million, and stockholders' equity increased by $2.8 million (25%) to $13.8 million.

        For full year ended December 31, 2003, the Company's net interest income before its provision for loan losses increased by $3.39 million, or 44%, as compared to the full year of 2002. The growth in net interest income was primarily attributable to the continued growth in the Bank's loan portfolio.

        Total operating expenses for the full year of 2003 were $6.4 million, a $1.6 million (33%) increase compared to the full year of 2002. The increase principally consisted of personnel and occupancy costs. The increase in personnel and occupancy expenses were due to the continued development of the Bank's retail branch network. Salaries and benefits represent the largest category, with $3.7 million in expenses in 2003 as compared to $2.9 million in 2002. Despite this increase in expenses, the Company's efficiency ratio, which measures the relationship of total operating expenses and total operating income, was 55% for the full year of 2003, flat from the 55% for the full year of 2002.

        Asset quality remained strong, with the Company reporting no non-performing loans as of December 31, 2003, and no charge-offs in 2003.

        The 41% increase in the total loans in 2003 was achieved due to the ongoing success of the retail lending efforts through the Bank's growing network of 3 branches in Marin County and its lending through mortgage brokers throughout the San Francisco bay area. Loan originations in 2003 totaled

$160 million. The Bank continues to offer business and consumer loans and lines of credit as well as real estate loans.

        The $32 million growth in deposits in 2003 was the result of the expansion of the Bank's retail branches. The Company's goal is to continue to increase its relationship accounts as a fundamental component of its strategic plan. Non-interest bearing checking accounts increased 117% to $9.5 million as of December 31, 2003 and interest-bearing checking accounts increased 5% to $6.0 million. Money market savings accounts increased 15% to $87 million.

        In May of 2003, the Company opened its third branch in Greenbrae, CA. By December 31, 2003 this branch grew to $5 million in deposits and the Mill Valley branch, which opened in October 2002, had grown to $15 million. The Company's main branch in San Rafael had $188 million in deposits as of December 31, 2003.

        The 25% increase in stockholders' equity in 2003 was primarily due to the $2.73 million growth in retained earnings. Tamalpais Bank remains well capitalized, with a leverage ratio of 7.50% and a total risk based capital ratio of 10.42%

  Outlook for 2004

        In January 2004, the Company announced the launch of several new products and services and the continued growth in its branch network. The Company expects the business expansion in the following areas contribute to its results in 2004 and beyond:

  •
  In January 2004, the Bank hired Michael Rice as Senior Vice President of Small Business Lending and announced the launch of a Small Business Association (SBA) lending program. The new SBA program will be marketed through our expanding retail branch network and through mortgage and real estate brokers. The SBA program is expected to increase both net interest and non-interest income, as the Company intends initially to sell the government guaranteed portion of the SBA loans at substantial premiums.

  •
  The Bank has two new full service branches currently under construction, one located in northern San Rafael and one in San Anselmo. Both of these branches are expected to be open in the second quarter of 2004. These will be the Bank's fourth and fifth branches.

  •
  The bank is also pursuing local city approvals for a signed agreement to open what will be its sixth branch, to be located in Corte Madera, CA. This branch, which is expected to be open in late 2004 or early 2005, will further add to the Bank's increasing market share in Marin County.

        In reviewing the most recent quarter and full year results, Mark Garwood, President of Tamalpais Bank commented, "We continue to focus on shareholder value and are pleased to produce a return on stockholder's equity of 21.8% for the full year in a year when we launched the new Greenbrae branch and the Mill Valley branch was growing towards profitability. We funded record loan volume in 2003 and successfully transitioned assets from securities into loans and as a result we have witnessed a 44% increase in net interest income for the full year. The ventures we are now commencing, combined with our historical performance, are expected to bode well for our financial performance in 2004."

        Michael Moulton, Chief Financial Officer of San Rafael Bancorp and Tamalpais Bank commented on the earnings projection. "For the full year 2004, earnings are projected at between $1.00 and $1.10 per diluted share, an increase of between 18% and 29% over 2004 earnings of $0.85 per diluted share. Our projections for 2004 are based on the continued durability of our earnings and our plans for enhanced financial performance."

        Tamalpais Bank, with branches located in San Rafael, Mill Valley, and Greenbrae, had $305 million in assets and $208 million in deposits as of December 31, 2003. For further information please contact Mark Garwood at (415) 454-1212.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of San Rafael Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of Tamalpais Bank. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; and (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; (5) other risks detailed in the San Rafael Bancorp filings with the Securities and Exchange Commission.

SAN RAFAEL BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2003	December 31, 2002	$ Change	% Change
	(Unaudited)
Assets
Cash and cash equivalents:
Cash and due from banks	$7,108,858	$2,290,658	$4,818,200	210%
Federal funds sold	7,681,259	1,007,966	6,673,293	662%
Investment in money market funds	—	30	(30)	(100)%

Total Cash and Cash Equivalents	14,790,117	3,298,654	11,491,463	348%
Interest-bearing time deposits in other financial institutions	12,844,233	7,214,069	5,630,164	78%
Investment securities
Available-for-sale	—	37,657,209	(37,657,209)	(100)%
Held-to-maturity, at cost	18,907,115	35,628,175	(16,721,060)	(47)%
Federal Home Loan Bank restricted stock, at cost	3,609,300	4,332,700	(723,400)	(17)%
Pacific Coast Banker's Bank restricted stock, at cost	50,000	50,000	—	0%
Loans receivable	249,144,433	176,888,705	72,255,728	41%
Less: Allowance for loan losses	(2,726,078)	(1,942,122)	(783,956)	40%

	246,418,355	174,946,583	71,471,772	41%
Bank premises and equipment, net	1,518,231	1,189,133	329,098	28%
Accrued interest receivable	1,303,659	1,456,291	(152,633)	(10)%
Other assets	2,666,554	2,049,737	616,817	30%

Total Assets	$302,107,563	$267,822,551	$34,285,012	13%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing deposits	$9,528,414	$4,390,518	$5,137,896	117%
Interest-bearing checking deposits	6,041,250	5,727,551	313,699	5%
Money market and saving deposits	87,057,662	75,782,566	11,275,096	15%
Certificates of deposit greater than or equal to $100,000	27,635,784	29,437,903	(1,802,119)	(6)%
Certificates of deposit less than $100,000	77,815,363	60,565,890	17,249,473	28%

Total Deposits	208,078,473	175,904,428	32,174,045	18%
Federal Home Loan Bank Advances	65,101,242	69,869,434	(4,768,192)	(7)%
Bancorp Obligated Mandatorily Redeemable Preferred
Securities of Subsidiary Trust Holding Solely Junior
Subordinated Debentures	10,000,000	10,000,000	—	0%
Accrued interest payable and other liabilities	5,123,749	1,035,136	4,088,613	395%

Total Liabilities	288,303,464	256,808,998	31,494,466	12%

Commitment and Contingencies
Stockholders' Equity
Common stock, no par value; 10,000,000 shares authorized; 3,136,959 and 3,128,739 shares issued and outstanding at December 31, 2003 and December 31, 2002, respectively	3,712,516	3,693,716	18,800	1%
Retained earnings	10,091,583	7,364,043	2,727,540	37%
Accumulated other comprehensive income	—	(44,206)	44,206	(100)%

Total Stockholders' Equity	13,804,099	11,013,553	2,790,546	25%

Total Liabilities and Stockholders' Equity	$302,107,563	$267,822,551	$34,285,012	13%

SAN RAFAEL BANCORP AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
For the Three Months Ended December 31, 2003 and 2002

	Three Months Ended December 31,
				% Change
	2003	2002	$ Change
	(Unaudited)
Interest Income
Interest and fees on loans	$4,162,864	$3,329,592	$833,273	25%
Interest on investment securities	300,292	487,674	(187,382)	(38)%
Interest on Federal funds sold	9,504	28,017	(18,513)	(66)%
Interest on other investments	35,170	48,274	(13,104)	(27)%
Interest on deposits in other financial institutions	33,390	88,242	(54,852)	(62)%

Total Interest Income	4,541,220	3,981,799	559,422	14%

Interest Expense
Interest expense on deposits	1,007,722	1,067,363	(59,641)	(6)%
Interest expense on borrowed funds	404,454	443,172	(38,718)	(9)%
Interest expense on Trust Preferred Securities	121,333	141,383	(20,050)	(14)%

Total Interest Expense	1,533,509	1,651,918	(118,409)	(7)%

Net Interest Income Before Provision for Loan Losses	3,007,711	2,329,881	677,830	29%
Provision for Loan Losses	215,000	122,000	93,000	76%

Net Interest Income After Provision for Loan Losses	2,792,711	2,207,881	584,830	26%

Noninterest Income
Gain (Loss) on sale of securities, net	219,318	500,514	(281,196)	(56)%
Loan servicing	22,662	25,821	(3,159)	(12)%
Other income	61,261	201,347	(140,086)	(70)%

Total Noninterest Income	303,241	727,682	(424,441)	(58)%

Noninterest Expenses
Salaries and benefits	1,181,268	1,212,271	(31,003)	(3)%
Occupancy	167,858	128,023	39,835	31%
Advertising	124,191	104,106	20,085	19%
Professional	95,813	42,938	52,875	123%
Data processing	48,887	40,036	8,851	22%
Equipment and depreciation	49,528	59,784	(10,256)	(17)%
Other administrative	336,427	327,483	8,944	3%

Total Noninterest Expense	2,003,972	1,914,640	89,332	5%

Income Before Income Taxes	1,091,980	1,020,923	71,057	7%
Provision for Income Taxes	434,000	382,000	52,000	14%

Net Income	$657,980	$638,923	$19,057	3%

Earnings Per Share
Basic	$0.21	$0.20	$0.01	5%

Diluted	$0.21	$0.20	$0.01	5%

SAN RAFAEL BANCORP AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
For the Years Ended December 31, 2003 and 2002

	Years Ended December 31,
				% Change
	2003	2002	$ Change
	(Unaudited)
Interest Income
Interest and fees on loans	$15,517,530	$11,755,154	$3,762,376	32%
Interest on investment securities	1,567,226	820,170	747,056	91%
Interest on Federal funds sold	22,315	112,967	(90,652)	(80)%
Interest on other investments	177,692	138,922	38,770	28%
Interest on deposits in other financial institutions	165,682	359,879	(194,197)	(54)%

Total Interest Income	17,450,445	13,187,092	4,263,353	32%

Interest Expense
Interest expense on deposits	4,231,621	4,073,478	158,143	4%
Interest expense on borrowed funds	1,553,173	1,049,667	503,506	48%
Interest expense on Trust Preferred Securities	502,779	286,564	216,215	75%

Total Interest Expense	6,287,573	5,409,709	877,864	16%

Net Interest Income Before Provision for Loan Losses	11,162,872	7,777,383	3,385,489	44%
Provision for Loan Losses	783,956	597,122	186,834	31%

Net Interest Income After Provision for Loan Losses	10,378,916	7,180,261	3,198,655	45%

Noninterest Income
Gain on sale or brokerage of loans	7,177	135,196	(128,019)	(95)%
Gain (Loss) on sale of securities, net	218,143	496,234	(278,091)	(56)%
Loan servicing	115,695	111,100	4,595	4%
Other income	203,601	285,887	(82,286)	(29)%

Total Noninterest Income	544,616	1,028,417	(483,801)	(47)%

Noninterest Expenses
Salaries and benefits	3,680,854	2,861,925	818,929	29%
Occupancy	587,651	274,367	313,284	114%
Advertising	331,041	243,160	87,881	36%
Professional	275,471	160,713	114,758	71%
Data processing	185,009	141,034	43,975	31%
Equipment and depreciation	230,486	180,541	49,945	28%
Other administrative	1,114,408	936,612	177,796	19%

Total Noninterest Expense	6,404,920	4,798,352	1,606,568	33%

Income Before Income Taxes	4,518,612	3,410,326	1,108,286	32%
Provision for Income Taxes	1,791,072	1,340,500	450,572	34%

Net Income	$2,727,540	$2,069,826	$657,714	32%

Earnings Per Share
Basic	$0.87	$0.66	$0.21	32%

Diluted	$0.85	$0.65	$0.20	31%

SAN RAFAEL BANCORP AND SUBSIDIARIES
Selected Ratios and Other Data
Unaudited
(Dollars in Thousands Except Per Share Amounts)

	At or For the Three Months Ended December 31,		At or For the Year Ended December 31,
	2003	2002	2003	2002
Profitability Ratios:
Return on average assets	0.88%	0.96%	0.95%	1.03%
Return on average equity	19.41%	23.32%	21.79%	20.54%
Net Interest Margin	3.99%	3.50%	3.93%	3.99%
Efficiency ratio	60.5%	62.6%	54.7%	54.5%
Other Information:
Average total assets	$305,424	$265,040	$288,633	$200,639
Average interest earning assets	299,316	257,005	283,896	195,073
Basic earnings per share	0.21	0.20	0.87	0.66
Diluted earnings per share	0.21	0.20	0.85	0.65
	As of December 31,
	2003	2002
Share Information:
Book value per share	$4.40	$3.52
Shares outstanding	3,136,959	3,128,739
Asset Quality Information:
Non-performing loans	$—	$710
Other real estate owned	—	—
Allowance for loan losses	2,726	1,942
Non-performing loans / total loans	0.00%	0.40%
Non-performing assets / total assets	0.00%	0.27%
Allowance for loan losses / loans outstanding	1.09%	1.10%
Allowance for loan losses / non-accrual loans	0.00%	273.54%
Tamalpais Bank Capital Ratios
Tier 1 leverage ratio	7.50%	7.62%
Tier 1 risk based capital ratio	9.31%	9.78%
Total risk based capital ratio	10.42%	10.89%

SAN RAFAEL BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Three Months Ended
	12/31/03			12/31/02
(dollars in thousands)	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid
Assets
Investment securities—taxable(1)	$38,944	$300	3.06%	$59,004	$518	3.48%
Other investments	7,139	35	1.95%	2,992	18	2.42%
Interest bearing deposits in other financial institutions	4,376	33	3.03%	14,784	88	2.36%
Federal funds sold	4,055	10	0.93%	6,647	28	1.67%
Loans(2)	244,802	4,163	6.75%	173,578	3,330	7.61%

Total Interest Earning Assets	299,316	4,541	6.02%	257,005	3,982	6.15%
Allowance for loan losses	(2,619)			(1,871)
Cash and due from banks	2,671			7,370
Net premises, furniture and equipment	1,543			983
Other assets	4,513			1,553

Total Assets	$305,424			$265,040

Liabilities and Shareholders' Equity
Interest bearing demand	$5,831	10	0.66%	$4,990	6	0.48%
Savings deposits(3)	84,894	326	1.52%	71,830	442	2.44%
Time deposits	109,017	672	2.44%	86,798	677	3.09%
Other borrowings	67,538	404	2.38%	72,031	442	2.43%
Trust preferred securities	10,000	121	4.81%	10,000	146	5.79%

Total Interest Bearing Liabilities	277,279	1,534	2.19%	245,649	1,713	2.77%
Noninterest deposits	10,243			4,975
Other liabilities	4,321			3,680

Total Liabilities	291,843			254,304
Shareholders' Equity	13,581			10,736

Total Liabilities and Shareholders' Equity	$305,424			$265,040

Net interest income		$3,008			$2,269

Net interest spread(4)			3.83%			3.38%
Net interest margin(5)			3.99%			3.50%

(1)
The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(2)
Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(3)
Savings deposits include Money Market accounts.

(4)
Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(5)
Net interest margin is the net yield on average interest earning assets.

SAN RAFAEL BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Years Ended
	12/31/03			12/31/02
(dollars in thousands)	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid
Assets
Investment securities—taxable(1)	$55,516	$1,567	2.82%	$26,007	$820	3.15%
Other investments	6,684	178	2.66%	4,594	139	3.03%
Interest bearing deposits in other financial institutions	4,500	166	3.68%	10,428	360	3.45%
Federal funds sold	2,156	22	1.03%	7,088	113	1.59%
Loans(2)	215,041	15,518	7.22%	146,956	11,755	8.00%

Total Interest Earning Assets	283,896	17,450	6.15%	195,073	13,187	6.76%
Allowance for loan losses	(2,324)			(1,592)
Cash and due from banks	2,671			3,503
Net premises, furniture and equipment	1,489			1,607
Other assets	2,901			2,048

Total Assets	$288,633			$200,639

Liabilities and Shareholders' Equity
Interest bearing demand	$5,833	48	0.82%	$4,300	44	1.02%
Savings deposits(3)	79,579	1,241	1.56%	60,667	1,357	2.24%
Time deposits	105,742	2,943	2.78%	76,496	2,672	3.49%
Other borrowings	65,403	1,553	2.37%	38,395	1,050	2.73%
Trust preferred securities	10,000	503	5.03%	5,385	287	5.33%

Total Interest Bearing Liabilities	266,556	6,288	2.36%	185,243	5,410	2.92%
Noninterest deposits	6,937			3,985
Other liabilities	2,560			1,335

Total Liabilities	276,053			190,563
Shareholders' Equity	12,580			10,076

Total Liabilities and Shareholders' Equity	$288,633			$200,639

Net interest income		$11,163			$7,777

Net interest spread(4)			3.79%			3.84%
Net interest margin(5)			3.93%			3.99%

(1)
The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(2)
Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(3)
Savings deposits include Money Market accounts.

(4)
Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(5)
Net interest margin is the net yield on average interest earning assets.

QuickLinks

  Exhibit 99.1
SAN RAFAEL BANCORP AND SUBSIDIARIES Consolidated Balance Sheets
SAN RAFAEL BANCORP AND SUBSIDIARIES Consolidated Statements of Income (Unaudited) For the Three Months Ended December 31, 2003 and 2002
SAN RAFAEL BANCORP AND SUBSIDIARIES Consolidated Statements of Income (Unaudited) For the Years Ended December 31, 2003 and 2002
SAN RAFAEL BANCORP AND SUBSIDIARIES Selected Ratios and Other Data Unaudited (Dollars in Thousands Except Per Share Amounts)
SAN RAFAEL BANCORP AND SUBSIDIARIES Average Balance Sheets (Unaudited)
SAN RAFAEL BANCORP AND SUBSIDIARIES Average Balance Sheets (Unaudited)